Exhibit 24
THE BANK OF NEW YORK MELLON CORPORATION

POWER OF ATTORNEY
KNOW ALL MEN BY THESE PRESENTS that the undersigned directors and officers of THE BANK OF NEW YORK MELLON CORPORATION (the “Corporation”) hereby constitute and appoint Carl Krasik and John M. Liftin, and each of them severally, as the true and lawful agents and attorneys-in-fact of the undersigned with full power and authority in said agents and the attorneys-in-fact, and in any one of them, to sign for the undersigned and in their respective names as directors and officers of the Corporation, one or more registration statements to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, and any necessary or appropriate amendments or supplements thereto relating to the registration of the estimated maximum number of shares of the Corporation’s common stock (together with attached stock purchase rights) expected to be issued in connection with the merger of each of Mellon Financial Corporation and The Bank of New York Company, Inc. with and into the Corporation, and to sign any and all amendments or supplements to such registration statements.

SIGNATURE	CAPACITY

/s/ Robert P. Kelly
Robert P. Kelly	Chief Executive Officer
(Principal Executive Officer)

/s/ Bruce Van Saun
Bruce Van Saun	Chief Financial Officer
(Principal Financial and Accounting Officer)

/s/ Steven G. Elliott
Steven G. Elliott	Director

/s/ Donald R. Monks
Donald R. Monks	Director

February 22, 2007